Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     AGREEMENT (the "Employment Agreement" or this "Agreement") dated as of the ______ day of November, 2005, between MediaMax Technology Corporation, a Nevada corporation (the "Company"), and Kevin Clement ("Executive").

     The Company and Executive hereby agree as follows:

     1. Employment. The Company hereby agrees to employ Executive, effective as of November 21, 2005 (the "Effective Date"), and Executive hereby accepts employment effective on the Effective Date upon the terms and conditions hereinafter set forth. (As used throughout this Agreement, "Company" shall mean and include the Company and any and all of its present and future subsidiaries.) Executive warrants that Executive is free to enter into and fully perform this Agreement and is not subject to any employment, confidentiality, non-competition or other agreement which would restrict Executive's performance under this Agreement.

     2. Duties. Executive shall devote Executive's full time to the performance of services as the President and Chief Executive Officer of the Company, responsible for the overall strategy and operations of the Company, and as a member of the Board of Directors of the Company. Executive's services shall be completely exclusive to the Company and Executive shall devote Executive's entire time, attention and energies to the business of the Company and the duties to which the Company shall assign him from time to time. Executive agrees to perform Executive's services well and faithfully and to the best of Executive's ability and to carry out the policies and directives of the Company. Executive agrees to take no action prejudicial to the interests of the Company during Executive's employment hereunder. Executive shall be based in offices located in New York City, but shall work from the Company's offices in Phoenix, Arizona as reasonably necessary to manage the business and operations of the Company. Executive may further be required from time to time to perform duties hereunder for reasonably short periods of time outside or either New York City or Phoenix, Arizona.

     3. Term. Executive's employment with the Company shall commence as of the Effective Date and shall continue for until December 31, 2008 (the "Term"), unless earlier terminated in accordance with the provisions of this Agreement.

     4. Compensation. (a) For all Executive's services and covenants under this Agreement, the Company shall pay Executive a base salary equal to (i) during the period from the Effective Date through December 31, 2007 $250,000 per annum, and
(ii) during the period from January 1, 2008 through December 31, 2008, $300,000 per annum, in each case payable in accordance with the Company's payroll policy as in effect from time to time ("Base Salary").

     (b) In addition to the Base Salary contemplated above, Executive shall receive (i) a starting bonus equal to $20,000, payable on the later of the Effective Date or the first day on which Executive commences work for the Company and (ii) a special bonus equal to $35,000, payable upon execution of defintive documents with Apple Computer Company or its affiliates ("Apple") regarding a strategic relationship between the Company and Apple and the introduction into the market of CDs including the Company's copyright protection software that is compatible for Apple's iPods. Between the date hereof and the effective date of the pending Merger Agreemetn between the Company and SunnComm International, Inc (the "Merger Effective Date"), the Board of Directors of the Company shall establish an executive bonus plan for Company employees, based


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4. Compensation - continued

upon review by the Board of Directors of bonus compensation plans for comparable companies comparable to the Company (the "Management Bonus Pool"). Executive shall participate in the Management Bonus Pool on terms, and subject to the conditions, established from time to time by the Board of Directors.

     (c) Concurrently with the execution of this Agreement, the Board of Directors of the Company shall grant to Executive the following stock options (collectively, the "Options"):

          (i) An option to purchase 8,900,000 shares of Common Stock, $.001 par value per share ("Common Stock"), of the Company at an exercise price equal to $.0425 per;

          (ii) An option to purchase 8,900,000 shares of Common Stock at an exercise price equal to $.055 per; and

          (iii) An option to purchase 8.900,000 shares of Common Stock at an exercise price equal to $.07 per share.

One-third of each such Option shall vest on the first anniversary of the Effective Time, with the balance of each such Option vesting monthly over the following two years. The Option shall be exercisable for a period of 10 years from the date of grant, but shall not be exercisable more than 90 days after the date on which Executive ceases to be an employee of the Company.;

     (d) On or promptly following January 1, 2006, the Company shall issue to Executive 4,450,000 shares of the Common Stock for a purchase price of $.001 per share (or $4,450.00 in the aggregate). Executive acknowledges that the fair market value of the Shares may exceed the purchase price therefore and has consulted his tax advisors with respect to the Federal and state income tax consequences of such stock issuance.

     5. Expenses. Executive shall be entitled to reimbursement for expenses reasonably incurred in connection with the performance of Executive's duties hereunder in accordance with such procedures as the Company may establish from time to time. The Company shall also pay a housing allowance of up to $2,500 per month to reimburse Executive for the actual cost of housing arrangements for Executive in Phoenix, Arizona through December 31, 2006. Such housing allowance shall be paid in arrears against presentation of invoices or other eveidence of such expenses.

     6. Vacation. During Employment. Executive shall be entitled to up to three weeks of vacation for the first 12 months of the Term and thereafter shall be entitled to up to four weeks of vacation per year for the balance of the Term. Unused vacation shall not roll-over into successive years.

     7. Additional Benefits. During Executive's employment and subject to any contribution therefor generally required of employees of the Company, Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, but the Company shall not be required to establish any such program or plan. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board of Directors or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

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     8. Termination of Employment.

     8.1 Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Term. "Disability" means that the Executive has been unable, for either (i) the period specified in the Company's disability plan for senior executives (if any) or (ii) a period of 90 days out of any 120-day period, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

     8.2 Termination By the Company.

     8.2.1 With or Without Cause. The Company may terminate the Executive's employment for Cause or without Cause. "Cause" means the Executive's: (i) persistent and repeated refusal, failure or neglect to perform the material duties of his employment under this Agreement (other by reason of the Executive's physical or mental illness or impairment), provided that such Cause shall be deemed to occur only after the Company gave notice thereof to the Executive specifying in reasonable detail the conduct constituting Cause, and the Executive failed to cure and correct his conduct within thirty (30) days after such notice; (ii) committing any act of fraud or embezzlement, provided that such Cause shall be deemed to occur only after the Company gave notice thereof to the Executive specifying in reasonable detail the instances of such conduct, and the Executive had the opportunity to be heard at a meeting of the Board; (iii) breach of any employee non-disclosure, non-competition or assignment of inventions agreement entered into during the Term that results in a material detriment to the Company; (iv) conviction of a felony (including pleading guilty to a felony) or commitment of other acts causing or likely to cause a material detriment to the reputation of the Company; or (v) habitual abuse of alcohol or drugs.

     8.2.2 Termination Procedure. A termination of the Executive's employment for Cause shall not be effective unless it is accomplished in accordance with the following procedures. The Company shall give the Executive written notice
("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provisions of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than two nor more than thirty business days after the Executive is given the Notice of Termination for Cause. The Executive shall be given an opportunity to be heard at the Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause by affirmative vote of a majority of the entire membership of the Board stating that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause and that such conduct constitutes Cause under this Agreement.

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     8.3 Good Reason.

     8.3.1 The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

     (a) any failure by the Company to comply with any provision of Paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

     (b) any other material breach by the Company of this Agreement or of any other agreement between the Executive and the Company that is not remedied by the Company within thirty (30) days after receipt of notice thereof from the Executive;

     (c) any public disparagement of the Executive by the Company or senior executives of the Company;

     (d) any change in the location of the base of employment of the Executive to a location that is more than 25 miles from New York City, New York; or

     (e) any material diminution in the responsibilities or authority of the Executive within the Company following a Change of Control Event (as defined below), without the prior written consent of the Executive. For purposes of this Agreement, a Change of Control Event will occur upon:

          (i) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the then outstanding shares of the Company's stock (the "Stock"); or

          (ii) There is consummated a merger or consolidation (or similar transaction of the Company or any direct or indirect subsidiary of the
     Company with any other corporation, other than (a) a merger or consolidation (or similar transaction) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or which would result in those persons who are directors immediately prior to such merger or consolidation constituting more than one half of the membership of the board of directors or the board of directors of such surviving or parent entity immediately after, or subsequently at any time as contemplated by or as a result of, such merger or consolidation (or similar transaction); or

          (iii) The stockholders of the Company (or other persons having the general power to direct the affairs of such entity) approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     8.3.2 For purposes of this Section 8.3, any good faith determination of "Good Reason" made by the Executive shall be conclusive. A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this


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8.3 Good Reason - continued

Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective 30 days following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date.

     8.3.3 The failure to set forth any fact or circumstance in a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

     8.3.4 A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company 30 days written notice of the termination.

     8.4 Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, the date on which the Executive gives the Company notice of a termination of employment without Good Reason, or the date of expiration of this Agreement, as the case may be.

     9.0 Obligations of the Company Upon Termination or Change of Control.

     9.1 By the Company Other Than For Cause, Death or Disabilty; or By the Executive for Good Reason. If, during the Term, the Company terminates the Executive's for any other reason other than Death, Disability or Cause; or the Executive terminates employment for Good Reason; the Company shall:

          (i) pay to the Executive, in a lump sum in cash, within five business days after the Date of Termination, an amount equal to the sum of (A) either (x) in the event that the Date of Termination occurs prior to the completion of one or more equity financings of the Company or SunnComm Internation, Inc. ("SunnComm") arranged by Granite Associates, Inc. ("Granite") with gross proceeds equal to at least $2,575,000 (inclusive of $1,100,000 being completed on or about the date hereof)(the completion of such financings being hereinafter referred to as the "Financing Condition"), an amount equal to six months of the Executive's then current Base Salary or (y) in the event that the Date of Termination occurs after satisfaction of the Financing Condition, an amount equal to 50% of the "present value" of the Executive's then current Base Salary for the remaining portion of the Term, using the Consumer Price Index in effect at the Date of Termination as a discount factor in calculating "present value," but in no event less than 100% of the Executive's then current Base Salary for one year (the "Severance Payment"); and (B) the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) an amount equal to the product of (A) the maximum annual bonus if any that the Executive would have been eligible to earn for the year during which such termination occurs, and (B) a fraction, the numerator of which is the number of days in such year through the Date of Termination, and the denominator of which is 365; and (3) all compensation and benefits payable to the Executive under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination; and

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

9.1 By the  Company  Other Than For Cause,  Death or  Disabilty - continued

          (ii) for a period of six months following the Date of Termination (the "Continuation Period"), or such longer period as any plan, program, practice or policy may provide, continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided in accordance with the applicable health, medical, life, disability and other welfare benefit plans, programs, and practices established by the Company and in which the Executive participates as if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect at any time thereafter with respect to other senior executives of the Company and its affiliate companies and their families; and

          (iii) provide the Executive with age and service credit throughout the Continuation Period (for all purposes, including without limitation benefit accrual and eligibility to receive matching contributions) under all retirement plans and deferred compensation plans ("Plans") in which the Executive participates as of the Date of Termination; and

          (iv) cause 50% of all of the Executive's outstanding equity awards granted on or after the Effective Date, including any stock option grant, to the extent then unvested or forfeitable, to immediately and fully vest and, to the extent then not exercisable, to become immediately and fully exercisable.

     9.2 Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Term, the Company shall pay to the Executive or, in the event of Executive's death, Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash promptly after the Date of Termination an amount equal to the Accrued Obligations.

     9.3 By the Company for Cause; By the Executive Other Than for Good Reason. If the Executive's employment is terminated by the Company for Cause, or if the Executive voluntarily terminates employment, other than for Good Reason, during the Term, the Company shall pay to the Executive in a lump sum in cash within 30 days of the Date of Termination, (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not been paid; and (2) all compensation and benefits payable to the Executive under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination.

     9.4 Effect of Change of Control. Without limiting any other provisions of this Agreement and regardless of whether or not the Executive's employment with the Company is terminated for any reason, upon the occurrence of a Change of Control Event (regardless of whether or not such Change of Control Event occurs during the Term or whether or not this Agreement is in effect (unless termination of this Agreement has been consented to in writing by the Executive)), 50% of all of the Executive's outstanding equity awards granted on or after the Effective Date, including any stock options grant, to the extent then unvested or forfeitable, shall immediately and fully vest and, to the extent then not exercisable, become immediately and fully exercisable.

     10. Non-Competition, Non-Disclosure and Assignment of Inventions Agreement. As a condition of Executive' employment, Executive agrees to execute the Company's standard Non-Competition, Non-Disclosure and Assignment of Inventions Agreement attached as Exhibit A hereto.

     11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given three days after having been delivered or mailed by first-class, registered or certified mail, as follows:


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11.  Notices - continued

(a) if to Executive, at the address on record at the Company; and (b) if to the Company, MediaMax Technology Corporation, 668 North 44th Street, Suite 248, Phoenix, Arizona 85008, with a copy to David H. Feinberg, The Feinberg Law Group, LLC, 57 River Street, Wellesley, Massachusetts 02481, or to such other person(s) or address(es) as the Company shall have furnished to the Executive in writing.

     12. Assignability. In the event that the Company shall be merged with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation or entity, the terms of this Agreement shall inure to the benefit of, and be assumed by, the corporation or entity resulting from such merger or consolidation, or to which the Company's assets shall be sold and transferred. This Agreement shall not be assignable by Executive.

     13. Entire Agreement. This Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and there have been no oral or other prior agreements of any kind whatsoever as a condition, precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

     14. Amendments. This Agreement may not be amended, nor shall any change, waiver, modification, consent or discharge be effected except by written instrument executed by the Company and Executive.

     15. Severability. If any part of any term or provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable to any extent by a court of competent jurisdiction, such circumstance shall in no way affect any other term or provision of this Agreement, the application of such term or provision in any other circumstances, or the validity or enforceability of this Agreement.

        16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflict of law principles.

     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.


MEDIAMAX TECHNOLOGY CORPORATION


By: _____________________________
    Name:
    Title:


EXECUTIVE


_________________________________
Kevin Clement

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                                    EXHIBIT A


                        NONCOMPETITION, NONDISCLOSURE AND
                       ASSIGNMENT OF INVENTIONS AGREEMENT

     The undersigned, Kevin Clement (the "Employee"), in consideration of (i) the Employee's employment or continued employment by MediaMax Technology Corporation, a Nevada corporation (the "Company") and (ii) the compensation to be paid to the Employee, hereby agrees with the Company as follows:

     1. Noncompetition Covenant. During the period of employment and for the Post-Employment Period (as defined below) after termination of such employment (for any reason whatsoever), the Employee agrees that he or she will not, whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, engage in any business or other commercial activity which is competitive with the Company's business. Without limiting the generality of the foregoing, the Employee shall not engage in a business or other commercial enterprise that designs, conceives, markets, distributes or develops products and services being designed, conceived, marketed, distributed or developed by the Company at the time of termination of such employment. The restrictions set forth in this Section shall not restrict the Employee from working for a line of business, division or unit of a larger entity that competes with the Company as long as the activities of the Employee for such line of business, division or unit do not involve work by the Employee on matters that are directly or indirectly competitive with the Company's business. The foregoing restrictions shall not apply to ownership by the Employee of less than 1% of the equity securities of any publicly-traded company. "Post-Employment Period" for the purposes of this Section 1 and the immediately following Section 2 shall mean the following: (a) one year, in the event the Date of Termination of Employee occurs after satisfaction of the Financing Condition as such capitalized terms are defined in the Employment Agreement between Company and Employee; and (b) six months, in the event the Date of Termintation occurs prior to the satisfaction of the Financing Condition.

     2. Nonsolicitation. During the period of employment by the Company and for the Post-Employment Period (as defined above) after termination of such employment (for any reason), the Employee will not directly or indirectly either for himself or herself or for any other commercial enterprise, solicit or attempt to solicit any of the Company's customers, business or prospective customers in existence at the time of termination of such employment. For purposes of this Agreement, "prospective customers" shall include those customers being solicited by the Company at the time of the Employee's termination. During such employment with the Company and for a period of one (1) year thereafter, the Employee shall not attempt to hire, or hire, the Company's employees, consultants or advisors, or assist in such hiring by anyone else, to work with any business directly competitive with the Company's business.

     3. Nondisclosure Obligation. The Employee will not at any time, whether during or after the termination of employment, for any reason whatsoever (other than to promote and advance the business of the Company), reveal to any person or entity (both commercial and non-commercial) any of the trade secrets or confidential business information concerning the Company: including its research and development activities; product designs, prototypes and technical specifications; show-how and know-how; marketing plans and strategies; pricing and costing policies; customer and supplier lists and accounts; or nonpublic financial information of the Company so far as they have come or may come to the Employee's knowledge, except as may be required in the ordinary course of performing his or her duties as an employee of the Company. This restriction


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3.  Nondisclosure  Obligation - continued

shall not apply to: (i) information that may be disclosed generally or is in the public domain through no fault of the Employee; (ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed. The Employee shall keep secret all matters of such nature entrusted to him or her and shall not use or disclose any such information for the benefit of any third party in any manner which may injure or cause loss to the Company, whether directly or indirectly. The Employee agrees promptly to return to the Company all manuals, business plans, manuscripts, reports, letters, notes, notebooks, drawings, diagrams, prints, models, data storage devices and all other materials belonging to the Company or its customers upon the termination of employment. In addition, any confidential information which is in electronic form or cannot otherwise be returned to the Company shall be destroyed by the Employee upon termination of employment. Notwithstanding the return or destruction of such confidential business information, the Employee shall continue to be bound by the restrictions set forth in this Section after the termination of this his or her employment.

     4. Assignment of Inventions. The Employee expressly understands and agrees that any and all right or interest he or she has obtained or will obtain in any designs, trade secrets, technical specifications and technical date, know-how and show-how, customer and vendor lists, marketing plans, pricing policies, inventions, concepts, ideas, expressions, discoveries, improvements and patent or patent rights which are authored, conceived, devised, developed, reduced to practice, or otherwise obtained by him or her during the term of his or her employment with the Company which relate to or arise out of his or her employment with the Company, or which previously have been authored, conceived, devised, developed, reduced to practice, or otherwise obtained by him or her during the term of his or her employment with the Company, are expressly regarded as "works for hire" (the "Inventions"). The Employee hereby assigns to the Company the sole and exclusive right to such Inventions. The Employee agrees that he or she will promptly disclose to the Company any and all such Inventions, and that, upon request of the Company, the Employee will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest completely in the Company, to perfect trademark, copyright and patent protection with respect to, or to otherwise protect the Company's trade secrets and proprietary interest in such Inventions. The obligations of this Section shall continue beyond the termination of the Employee's employment with respect to such Inventions conceived of, reduced to practice, or developed by the Employee during the term of this Employee's employment. The Company agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by the Employee for any assistance rendered to the Company pursuant to this Section.

     The Employee's obligation to assign Inventions shall not apply to any invention which: (i) was developed entirely on the Employee's own time and effort; (ii) used no equipment, supplies, facility, trade secrets or confidential information of the Company in its development; (iii) does not relate to the business of the Company or to the Company's actual or anticipated research and development activities; and (iv) does not result from any work performed by the Employee for the Company.

     The Employee agrees to be bound by any obligations or restrictions which are made known to him or her relating to the terms of assignment of inventions or confidentiality obligations set forth in agreements between the Company and any third party. The Employee shall take all necessary action that may be required from time to time to discharge the obligations of the Company under such agreements.

     5. Remedies Upon Breach. The Employee agrees that any breach of this Agreement by the Employee could cause irreparable damage to the Company. The Company shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent any violation of the Employee's obligations hereunder.

     6. Absence of Conflicting Agreements. The Employee understands the Company does not desire to acquire from him or her any trade secrets, know-how or confidential business information that he or she may have acquired from others. The Employee represents that he or she is not bound by any agreement, commitment, arrangement or court order, or any other existing or previous business relationship which violates, conflicts with or prevents the full performance of the Employee's duties and obligations to the Company during the course of employment. The Employee represents that he or she has no present obligations to assign to any former employer, or to any other person or entity not affiliated with the Company, any Inventions or other intellectual property covered by Section 4 hereof.

     7. No Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment and does not imply that his or her employment will continue for any period of time.

     8. Miscellaneous. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The obligations of the Employee under this Agreement shall survive the termination of the Employee's relationship with the Company regardless of the manner of such termination. All covenants and agreements hereunder shall inure to the benefit of and be enforceable by the successors of the Company. This Agreement shall be governed by, and construed in accordance with, the internal laws of The Commonwealth of Massachusetts.

THE EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

                                                 EMPLOYEE:


Date: ______________ ___, 2005                    ______________________________
                                                  Name:

Agreed to and Accepted by

MEDIAMAX TECHNOLOGY CORPORATION


By:_____________________________________________  Date: ______________ __, 2005

Name:___________________________________________

Title:__________________________________________

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